Exhibit 99.1

EVERTEC REPORTS THIRD QUARTER 2021 RESULTS

SAN JUAN, PUERTO RICO - October 27, 2021 - EVERTEC, Inc. (NYSE: EVTC) (“Evertec” or the “Company”) today announced results for the third quarter ended September 30, 2021.

Third Quarter 2021 Highlights

•Revenue increased 7% to $145.9 million
•GAAP Net Income attributable to common shareholders was $35.3 million or $0.48 per diluted share
•Adjusted EBITDA decreased slightly to $69.8 million
•Adjusted earnings per common share was $0.62, a decrease of 5%

Nine-Month Year-to-Date 2021 Highlights

•Revenue increased 15% to $434.6 million
•GAAP Net Income attributable to common shareholders was $120.0 million or $1.65 per diluted share
•Adjusted EBITDA increased 24% to $218.9 million
•Adjusted earnings per common share was $2.02, an increase of 36%
•Share repurchases totaled $24.4 million

Mac Schuessler, President and Chief Executive Officer stated, “We are pleased to have delivered strong third quarter results, driven by continued robust payment volume growth in both Puerto Rico and Latin America. We remain focused on innovation and execution on new contracts, and this has led to expansion in existing markets."

Third Quarter 2021 Results

Revenue. Total revenue for the quarter ended September 30, 2021 was $145.9 million, an increase of 7% compared with $136.5 million in the prior year quarter as we continue to benefit from increased transactions in Puerto Rico, driven by the continued effect from the inflow Federal funds and increased revenue from our digital payment solutions. Revenue growth in Latin America is driven mainly by client implementations in the beginning of the current year, organic growth from existing customers and the continued expansion of Place to Pay. These increases were partially offset by the one-time impact in the prior year quarter from a contract with the Puerto Rico Department of Education.

Net Income attributable to common shareholders. For the quarter ended September 30, 2021, GAAP Net Income attributable to common shareholders was $35.3 million, or $0.48 per diluted share, an increase of $0.9 million or $0.01 per diluted share as compared to the prior year.

Adjusted EBITDA. For the quarter ended September 30, 2021, Adjusted EBITDA was $69.8 million, reflecting a slight decrease when compared to the prior year. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenues) was 47.8%, a decrease of approximately 350 basis points from the prior year. The decrease in margin was primarily driven by comparison against the favorable impact to the prior year from the Department of Education contract and the favorable impact of remeasurement of assets and liabilities denominated in US dollars.

Adjusted Net Income. For the quarter ended September 30, 2021, Adjusted Net Income was $45.0 million, a decrease of 5% compared with $47.2 million in the prior year. The decrease was primarily due to a higher effective tax rate driven by certain discrete items in our Latin America operations. Adjusted earnings per common share was $0.62, a decrease of 5% compared to $0.65 in the prior year.

Share Repurchase

Year-to-date the Company has repurchased 614 thousand shares of its common stock at an average price of $39.70 for a total of $24.4 million. As of September 30, 2021, a total of approximately $76 million remained available for future use under the Company’s share repurchase program.

2021 Outlook

The Company is increasing its financial outlook for 2021 as follows:

•Total consolidated revenue is now anticipated between $574 million and $583 million representing growth of 12% to 14%, compared with $570 million to $579 million previously estimated
•Adjusted earnings per common share between $2.61 to $2.66 representing a growth range of 26% to 28% from $2.07 in 2020, compared with $2.56 to $2.66 previously estimated
•Capital expenditures are anticipated to be approximately $60 million
•Adjusted effective tax rate is now anticipated to be approximately 14%.

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss its third quarter 2021 financial results today at 4:30 p.m. ET. Hosting the call will be Mac Schuessler, President and Chief Executive Officer, and Joaquin Castrillo, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 338-7153 or for international callers by dialing (412) 317-5117. A replay will be available one hour after the end of the conference call and can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the pin number is 10161307. The replay will be available through Wednesday, November 3, 2021. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com. A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website at ir.evertecinc.com and will remain available after the call.

About Evertec

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business in Puerto Rico, the Caribbean and Latin America, providing a broad range of merchant acquiring, payment services and business process management services. Evertec owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. In addition, the Company manages a system of electronic payment networks and offers a comprehensive suite of services for core banking, cash processing and fulfillment in Puerto Rico, that process approximately three billion transactions annually. The Company also offers technology outsourcing in all the regions it serves. Based in Puerto Rico, the Company operates in 26 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

Use of Non-GAAP Financial Information

The non-GAAP measures referenced in this release material are supplemental measures of the Company’s performance and are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of operating performance or as measures of the Company’s liquidity. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the Company believes are pertinent to the daily management of the Company’s operations and believes that they are also frequently used by analysts, investors and other interested parties to evaluate companies in the industry. Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release. These non-GAAP measures include EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share and are defined below.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, Adjusted EBITDA, as it relates to the Company's segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K. The Company's presentation of Adjusted EBITDA is substantially consistent with the equivalent measurements that are contained in the secured credit facilities in testing EVERTEC Group’s compliance with covenants therein such as the secured leverage ratio.

Adjusted Net Income is defined as net income adjusted to exclude unusual items and other adjustments.

Adjusted Earnings per common share is defined as Adjusted Net Income divided by diluted shares outstanding.

The Company uses Adjusted Net Income to measure the Company's overall profitability because the Company believes it better reflects the comparable operating performance by excluding the impact of the non-cash amortization and depreciation that was created as a result of merger and acquisition activity. In addition, in evaluating EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share, you should be aware that in the future the Company may incur expenses such as those excluded in calculating them. Further, the Company's presentation of these measures should not be construed as an inference that the Company's future operating results will not be affected by unusual or nonrecurring items.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the Company’s reliance on its relationship with Popular, Inc. (“Popular”) for a significant portion of its revenues pursuant to the Master Services Agreement ("MSA") with Popular, and to grow the Company’s merchant acquiring business; as a regulated institution, the likelihood the Company will be required to obtain regulatory approval before engaging in certain new activities or businesses, whether organically or by acquisition, and the Company’s potential inability to obtain such approval on a timely basis or at all, which may make transactions more expensive or impossible to complete, or make the Company less attractive to potential sellers; the Company's ability to renew its client contracts on terms favorable to the Company, including the Company's contract with Popular, and any significant concessions the Company may have to grant to Popular with respect to pricing or other key terms in anticipation of the negotiation of the extension of the MSA, both in respect of the current term and any extension of the MSA; dependence on processing systems, technology infrastructure, security systems and fraudulent payment detection systems, as well as on the Company’s personnel and certain third parties with whom the Company does business, and the risks to the Company’s business if systems are hacked or otherwise compromised; the Company’s ability to develop, install and adopt new software, technology and computing systems; a decreased client base due to consolidations and failures in the financial services industry; the credit risk of merchant clients, for which the Company may also be liable; the continuing market position of the ATH network; a reduction in consumer confidence, whether as a result of a global economic downturn or otherwise, which leads to a decrease in consumer spending; dependence on credit card associations, including any adverse changes in credit card association or network rules or fees; changes in the regulatory environment and changes in international, legal, tax, political, administrative or economic conditions; the geographical concentration of the Company’s business in Puerto Rico, including business with the government of Puerto Rico and its instrumentalities, which are facing severe political and fiscal challenges; additional adverse changes in the general economic conditions in Puerto Rico, whether as a result of the government’s debt crisis or otherwise, including the continued migration of Puerto Ricans to the U.S. mainland, which could negatively affect the Company’s customer base, general consumer spending, cost of operations and ability to hire and retain qualified employees; operating an international business in Latin America and the Caribbean, in jurisdictions with potential political and economic instability; the Company’s ability to protect our intellectual property rights against infringement and to defend against claims of infringement brought by third parties; the Company’s ability to comply with U.S. federal, state, local and foreign regulatory requirements; evolving industry standards and adverse changes in global economic, political and other conditions; the Company’s level of indebtedness and restrictions contained in its debt agreements, including the secured credit facilities, as well as debt that could be incurred in the future; the Company’s ability to prevent a cybersecurity attack or breach in our information security; the possibility that we could lose our preferential tax rate in Puerto Rico; the possibility of future catastrophic hurricanes, earthquakes and other potential natural disasters affecting the Company’s main markets in Latin America and the Caribbean; uncertainty related to the effect of the discontinuation of the London Interbank Offered Rate at the end of 2021; the continued impact of the COVID-19 pandemic and measures taken in response to the outbreak, on the Company’s resources, net income and liquidity due to current and future disruptions in operations as well as the macroeconomic instability caused by the pandemic; and the nature, timing and amount of any restatement.

Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by the Company and its businesses generally. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless the Company is required to do so by law.

Investor Contact
(787) 773-5442
IR@evertecinc.com

EVERTEC, Inc.
Schedule 1: Unaudited Condensed Consolidated Statements of Income and Comprehensive Income

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
(Dollar amounts in thousands, except share data)
Revenues	$145,883	$136,507	$434,559	$376,386

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization	62,995	57,854	182,180	168,900
Selling, general and administrative expenses	17,126	16,682	49,980	51,528
Depreciation and amortization	18,745	18,127	56,091	53,761
Total operating costs and expenses	98,866	92,663	288,251	274,189
Income from operations	47,017	43,844	146,308	102,197
Non-operating income (expenses)
Interest income	504	429	1,343	1,165
Interest expense	(5,684)	(5,867)	(17,248)	(18,829)
Earnings of equity method investment	411	202	1,307	733
Other income, net	146	2,486	2,719	2,766
Total non-operating expenses	(4,623)	(2,750)	(11,879)	(14,165)
Income before income taxes	42,394	41,094	134,429	88,032
Income tax expense	7,134	6,513	14,474	15,551
Net income	35,260	34,581	119,955	72,481
Less: Net (loss) income attributable to non-controlling interest	(54)	118	(59)	323
Net income attributable to EVERTEC, Inc.’s common stockholders	35,314	34,463	120,014	72,158
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	(6,942)	(3,245)	(7,823)	(10,483)
Unrealized gain on change in fair value of debt securities available-for-sale	8	—	97	—
Gain (loss) on cash flow hedge	1,537	643	6,814	(11,894)
Total comprehensive income attributable to EVERTEC, Inc.’s common stockholders	$29,917	$31,861	$119,102	$49,781
Net income per common share:
Basic	$0.49	$0.48	$1.66	$1.00
Diluted	$0.48	$0.47	$1.65	$0.99
Shares used in computing net income per common share:
Basic	71,969,856	71,886,439	72,082,082	71,921,069
Diluted	72,876,253	73,001,780	72,817,707	73,049,817

EVERTEC, Inc.
Schedule 2: Unaudited Condensed Consolidated Balance Sheets

(In thousands)	September 30, 2021	December 31, 2020
Assets
Current Assets:
Cash and cash equivalents	$244,129	$202,649
Restricted cash	18,664	18,456
Accounts receivable, net	95,548	95,727
Prepaid expenses and other assets	44,733	42,214
Total current assets	403,074	359,046
Debt securities available-for-sale, at fair value	3,060	—
Investment in equity investee	11,248	12,835
Property and equipment, net	42,780	43,538
Operating lease right-of-use asset	22,625	27,538
Goodwill	394,536	397,670
Other intangible assets, net	219,615	219,909
Deferred tax asset	4,993	5,730
Net investment in leases	178	301
Other long-term assets	6,384	6,012
Total assets	$1,108,493	$1,072,579
Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$68,555	$58,033
Accounts payable	34,069	43,348
Contract liability	21,304	24,958
Income tax payable	4,597	6,573
Current portion of long-term debt	18,375	14,250
Operating lease payable	5,900	5,830
Total current liabilities	152,800	152,992
Long-term debt	449,435	481,041
Deferred tax liability	1,819	2,748
Contract liability - long term	31,109	31,336
Operating lease liability - long-term	17,511	22,402
Derivative liability	18,104	25,578
Other long-term liabilities	9,785	14,053
Total liabilities	680,563	730,150
Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 71,969,856 shares issued and outstanding as of September 30, 2021 (December 31, 2020 - 72,137,678)	719	721
Additional paid-in capital	3,708	5,340
Accumulated earnings	468,533	379,934
Accumulated other comprehensive loss, net of tax	(49,166)	(48,254)
Total EVERTEC, Inc. stockholders’ equity	423,794	337,741
Non-controlling interest	4,136	4,688
Total equity	427,930	342,429
Total liabilities and equity	$1,108,493	$1,072,579

EVERTEC, Inc.
Schedule 3: Unaudited Condensed Consolidated Statements of Cash Flows

	Nine months ended September 30,
	2021	2020
Cash flows from operating activities
Net income	$119,955	$72,481
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	56,091	53,761
Amortization of debt issue costs and accretion of discount	1,423	1,530
Operating lease amortization	4,443	4,377
Provision for expected credit losses and sundry losses	1,428	1,732
Deferred tax benefit	(1,119)	(2,082)
Share-based compensation	10,943	10,785
Gain from sale of assets	(778)	—
Loss on disposition of property and equipment and impairment of intangible	1,168	753
Earnings of equity method investment	(1,307)	(733)
Dividend received from equity method investment	1,183	—
(Increase) decrease in assets:
Accounts receivable, net	(593)	(7,096)
Prepaid expenses and other assets	(3,070)	(7,138)
Other long-term assets	(339)	284
(Decrease) increase in liabilities:
Accrued liabilities and accounts payable	(1,425)	(7,969)
Income tax payable	(2,685)	1,548
Contract liability	(2,654)	2,350
Operating lease liabilities	(4,107)	(5,720)
Other long-term liabilities	(2,702)	2,296
Total adjustments	55,900	48,678
Net cash provided by operating activities	175,855	121,159
Cash flows from investing activities
Additions to software	(31,004)	(23,521)
Acquisition of customer relationship	(14,750)	—
Property and equipment acquired	(12,388)	(13,402)
Proceeds from sales of property and equipment	805	3
Acquisition of available-for-sale debt securities	(2,968)	—
Net cash used in investing activities	(60,305)	(36,920)
Cash flows from financing activities
Statutory withholding taxes paid on share-based compensation	(8,793)	(3,456)
Repayment of short-term borrowings for purchase of equipment and software	(1,603)	(1,553)
Dividends paid	(10,811)	(10,786)
Repurchase of common stock	(24,388)	(7,300)
Repayment of long-term debt	(28,482)	(27,685)
Net cash used in financing activities	(74,077)	(50,780)
Effect of foreign exchange rate on cash, cash equivalents and restricted cash	215	(2,384)
Net increase in cash, cash equivalents and restricted cash	41,688	31,075
Cash, cash equivalents and restricted cash at beginning of the period	221,105	131,121
Cash, cash equivalents and restricted cash at end of the period	$262,793	$162,196
Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$244,129	$144,147
Restricted cash	18,664	18,049
Cash, cash equivalents and restricted cash	$262,793	$162,196

EVERTEC, Inc.
Schedule 4: Unaudited Segment Information

	Three months ended September 30, 2021
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$38,773	$26,792	$37,606	$58,134	$(15,422)	$145,883
Operating costs and expenses	21,420	22,209	19,922	37,412	(2,097)	98,866
Depreciation and amortization	3,989	2,809	1,010	4,691	6,246	18,745
Non-operating income (expenses)	203	1,844	281	551	(2,322)	557
EBITDA	21,545	9,236	18,975	25,964	(9,401)	66,319
Compensation and benefits (2)	260	755	255	70	2,153	3,493
Transaction, refinancing and other fees (3)	—	—	—	—	(42)	(42)
Adjusted EBITDA	$21,805	$9,991	$19,230	$26,034	$(7,290)	$69,770

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $10.8 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software developments and transaction processing of $2.4 million from Payment Services - Latin America to both Payment Services - Puerto Rico & Caribbean and Business Solutions, and transaction processing and monitoring fees of $2.2 million from Payment Services - Puerto Rico & Caribbean to Payment Services - Latin America.
(2)Primarily represents share-based compensation.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement, the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A.

	Three months ended September 30, 2020
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$33,284	$21,241	$30,646	$63,018	$(11,682)	$136,507
Operating costs and expenses	19,045	18,284	15,643	35,276	4,415	92,663
Depreciation and amortization	3,349	2,936	477	4,372	6,993	18,127
Non-operating income (expenses)	127	2,959	161	411	(970)	2,688
EBITDA	17,715	8,852	15,641	32,525	(10,074)	64,659
Compensation and benefits (2)	258	686	244	466	2,015	3,669
Transaction, refinancing and other fees (3)	500	—	—	—	1,205	1,705
Adjusted EBITDA	$18,473	$9,538	$15,885	$32,991	$(6,854)	$70,033

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations. Intersegment revenue eliminations predominantly reflect the $9.1 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring and intercompany software developments and transaction processing of $2.6 million from Payment Services - Latin America to Payment Services - Puerto Rico & Caribbean.
(2)Primarily represents share-based compensation.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement, a software impairment charge and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A.

EVERTEC, Inc.
Schedule 4: Unaudited Segment Information

	Nine months ended September 30, 2021
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$113,626	$77,641	$106,808	$179,438	$(42,954)	$434,559
Operating costs and expenses	61,270	63,020	55,762	110,276	(2,077)	288,251
Depreciation and amortization	11,813	8,695	2,631	14,085	18,867	56,091
Non-operating income (expenses)	618	5,348	835	2,494	(5,269)	4,026
EBITDA	64,787	28,664	54,512	85,741	(27,279)	206,425
Compensation and benefits (2)	781	2,321	781	1,193	6,204	11,280
Transaction, refinancing and other fees (3)	660	—	—	(647)	1,202	1,215
Adjusted EBITDA	$66,228	$30,985	$55,293	$86,287	$(19,873)	$218,920

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $31.2 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring and intercompany software developments and transaction processing of $6.6 million from Payment Services - Latin America to both Payment Services - Puerto Rico & Caribbean and Business Solutions, and transaction processing and monitoring fees of $5.1 million from Payment Services - Puerto Rico & Caribbean to Payment Services - Latin America.
(2)Primarily represents share-based compensation and severance payments.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement, the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of dividends received, a software impairment charge and a gain from sale of assets.

	Nine months ended September 30, 2020
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$90,632	$62,678	$80,531	$174,455	$(31,910)	$376,386
Operating costs and expenses	53,904	53,882	42,579	105,901	17,923	274,189
Depreciation and amortization	9,791	8,508	1,431	13,049	20,982	53,761
Non-operating income (expenses)	62	4,297	473	1,482	(2,815)	3,499
EBITDA	46,581	21,601	39,856	83,085	(31,666)	159,457
Compensation and benefits (2)	742	2,263	695	1,374	5,846	10,920
Transaction, refinancing and other fees (3)	500	—	—	—	5,647	6,147
Adjusted EBITDA	$47,823	$23,864	$40,551	$84,459	$(20,173)	$176,524

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations. Intersegment revenue eliminations predominantly reflect the $25.4 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring and intercompany software developments and transaction processing of $6.5 million from Payment Services - Latin America to Payment Services - Puerto Rico & Caribbean.
(2)Primarily represents share-based compensation and severance payments.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement, a software impairment charge and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A.

EVERTEC, Inc.
Schedule 5: Reconciliation of GAAP to Non-GAAP Operating Results

	Three months ended September 30,		Nine months ended September 30,
(Dollar amounts in thousands, except share data)	2021	2020	2021	2020
Net income	$35,260	$34,581	$119,955	$72,481
Income tax expense	7,134	6,513	14,474	15,551
Interest expense, net	5,180	5,438	15,905	17,664
Depreciation and amortization	18,745	18,127	56,091	53,761
EBITDA	66,319	64,659	206,425	159,457
Equity income (1)	(411)	(202)	10	(733)
Compensation and benefits (2)	3,493	3,669	11,280	10,920
Transaction, refinancing and other fees (3)	369	1,907	1,205	6,880
Adjusted EBITDA	69,770	70,033	218,920	176,524
Operating depreciation and amortization (4)	(10,779)	(9,888)	(32,385)	(28,943)
Cash interest expense, net (5)	(4,926)	(5,301)	(14,946)	(16,917)
Income tax expense (6)	(9,125)	(7,472)	(24,416)	(21,729)
Non-controlling interest (7)	17	(155)	(55)	(412)
Adjusted net income	$44,957	$47,217	$147,118	$108,523
Net income per common share (GAAP):
Diluted	$0.48	$0.47	$1.65	$0.99
Adjusted Earnings per common share (Non-GAAP):
Diluted	$0.62	$0.65	$2.02	$1.49
Shares used in computing adjusted earnings per common share:
Diluted	72,876,253	73,001,780	72,817,707	73,049,817

1)Represents the elimination of non-cash equity earnings from the Company's 19.99% equity investment in Dominican Republic, Consorcio de Tarjetas Dominicanas S.A. ("CONTADO"), net of cash dividends received.
2)Primarily represents share-based compensation and severance payments.
3)Represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement, recorded as part of selling, general and administrative expenses, a software impairment charge and a gain from sale of assets.
4)Represents operating depreciation and amortization expense, which excludes amounts generated as a result of merger and acquisition activity.
5)Represents interest expense, less interest income, as they appear on our condensed consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.
6)Represents income tax expense calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for certain discrete items.
7)Represents the 35% non-controlling equity interest in Evertec Colombia, net of amortization for intangibles created as part of the purchase.

EVERTEC, Inc.
Schedule 6: Outlook Summary and Reconciliation to Non-GAAP Adjusted Earnings per Share

	2021 Outlook			2020
(Dollar amounts in millions, except per share data)	Low		High
Revenues	$574	to	$583	$511
Earnings per Share (EPS) (GAAP)	$2.06	to	$2.11	$1.43
Per share adjustment to reconcile GAAP EPS to Non-GAAP Adjusted EPS:
Share-based comp, non-cash equity earnings and other (1)	0.21		0.21	0.29
Merger and acquisition related depreciation and amortization (2)	0.42		0.42	0.45
Non-cash interest expense (3)	0.02		0.02	0.01
Tax effect of Non-GAAP adjustments (4)	(0.09)		(0.09)	(0.11)
Non-controlling interest (5)	(0.01)		(0.01)	(0.01)
Total adjustments	0.55		0.55	0.63
Adjusted EPS (Non-GAAP)	$2.61	to	$2.66	$2.07
Shares used in computing adjusted earnings per common share			72.5	73.1

(1)Represents share-based compensation, the elimination of non-cash equity earnings from the Company's 19.99% equity investment in CONTADO, net of dividends received, severance and other adjustments to reconcile GAAP EPS to Non-GAAP EPS.
(2)Represents depreciation and amortization expenses amounts generated as a result of the Merger and intangibles related to acquisitions.
(3)Represents non-cash amortization of the debt issue costs, premium and accretion of discount.
(4)Represents income tax expense on non-GAAP adjustments using the applicable GAAP tax rate (anticipated at approximately 14%).
(5)Represents the 35% non-controlling equity interest in Evertec Colombia net of amortization for intangibles created as part of the purchase.